UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2005

Date of Report (Date of earliest event reported)

THREE-FIVE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-4373	86-0654102

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1600 N. DESERT DRIVE
TEMPE, ARIZONA

85281
(Address of Principal Executive Offices) (Zip Code)

(602) 389-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     The Company is furnishing this Report on Form 8-K pursuant to Regulation FD in connection with the disclosure of information, in the form of the textual information from a slide show presentation to be given at the Needham Seventh Annual Growth Conference on January 12, 2005, and at subsequent meetings with institutional investors during the remainder of the quarter.

     The information in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

     The text included with this Report omits various graphic images included in the actual slides used in the presentation. We will make copies of the actual slides, including such graphic images, available for viewing at our website located at www.tfsc.com, although we reserve the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     Not applicable.

(b) Pro Forma Financial Information.

     Not applicable.

(c) Exhibits.

Exhibit No.	Description

99.1	Global EMS Solutions with Display Expertise -- January 12, 2005 Needham Seventh Annual Growth Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE-FIVE SYSTEMS, INC.

Date: January 12, 2005	By:

Jeffrey D. Buchanan
Executive Vice President, Chief Financial
Officer, Secretary, and Treasurer

EXHIBIT INDEX

99.1	Global EMS Solutions with Display Expertise -- January 12, 2005 Needham Seventh Annual Growth Conference

4